BA3DOCS1/109535

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.



                                   /S/ ARTHUR ANDERSEN LLP


Baltimore, Maryland
   March 18, 1999